Exhibit 10.1

JOINDER AGREEMENT

WHEREAS, MediaMind Technologies Inc. (formerly known as Eyeblaster, Inc.), a Delaware corporation (the “Corporation”) and the Investors named therein (the “Investors”) heretofore executed and delivered a Registration Rights Agreement, dated April 26, 2007 (as amended prior to the date hereof, the “Registration Rights Agreement”), granting certain Investors certain registration rights as a condition to and in connection with the Securities Purchase Agreement; and

WHEREAS, each of BRM Group Ltd. and Jonathan Kolber (together, the “Purchasing Shareholders” and each, a “Purchasing Shareholder”) has agreed to join in the Registration Rights Agreement on the date hereof as an Investor and a Common Holder; and

WHEREAS, the holders of a majority of the converted Preferred Stock and Investors holding at least a majority of all Registrable Shares outstanding and held by Common Holders have acknowledged and agreed to provide the Purchasing Shareholders the rights set forth herein.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth and the Purchasing Shareholders’ purchase of the Corporation’s Common Stock in the Corporation’s initial public offering, the Corporation and the Investors hereby agree as follows:

1.           Joinder.  Each Purchasing Shareholder hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit in order to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees (i) to join and become a party to the Registration Rights Agreement as an Investor and a Common Holder as indicated by its signature below; and (ii) to be bound by the terms and comply with all applicable provisions of the Registration Rights Agreement.

2.           Counterparts.  This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or a facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

3.           Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

                4.           Applicable Law.  This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of 8th day of November, 2010.

MEDIAMIND TECHNOLOGIES INC.

By:	/s/ Gal Trifon
Name: Gal Trifon
Title: President and Chief Executive Officer

INVESTORS AND COMMON HOLDERS:

BRM GROUP LTD.
By:	/s/ Avi Basher
Name: Avi Basher
Title: Chief Financial Officer

JONATHAN KOLBER

By:	/s/ Jonathan Kolber
Name: Jonathan Kolber

ACKNOWLEDGED AND AGREED BY COMMON HOLDERS:

GAL TRIFON
By:	/s/ Gal Trifon
Gal Trifon

INSIGHT VENTURE PARTNERS IV, L.P.
By:	/s/ Deven Parekh
Name: Deven Parekh
Title: Director

INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.
By:	/s/ Deven Parekh
Name: Deven Parekh
Title: Director

INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.
By:	/s/ Deven Parekh
Name: Deven Parekh
Title: Director

INSIGHT VENTURE PARTNERS IV (FUND B), L.P.
By:	/s/ Deven Parekh
Name: Deven Parekh
Title: Director

ACKNOWLEDGED AND AGREED BY HOLDER OF CONVERTED PREFERRED STOCK: SYCAMORE TECHNOLOGIES VENTURES L.P.
By:	/s/ Eli Barkat
Name: Eli Barkat
Title: Managing Partner